United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2010

Transatlantic Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10545	13-3355897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

80 Pine Street, New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 365-2200

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 —	Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)                                  The annual meeting of stockholders of Transatlantic Holdings, Inc. (the “Company”) was held on May 20, 2010.

(b)                                 The stockholders elected all of the Company’s nominees for director, approved the TRH 2010 U.K. Sharesave Plan, approved the amendment to the TRH 2007 Executive Bonus Plan and ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010.

(i)            Election of Directors:

Nominee	Shares For	Shares Against	Shares Abstain	Broker Non-Votes
Stephen P. Bradley	56,118,309	421,237	5,986	2,228,567
Ian H. Chippendale	53,873,389	2,667,562	4,581	2,228,567
John G. Foos	55,895,628	643,918	5,986	2,228,567
Reuben Jeffery III	56,145,384	394,162	5,986	2,228,567
John L. McCarthy	55,969,607	571,344	4,581	2,228,567
Robert F. Orlich	56,138,974	400,572	5,986	2,228,567
Richard S. Press	56,064,795	476,156	4,581	2,228,567
Thomas R. Tizzio	56,156,281	383,264	5,986	2,228,568

(ii)           Approval of TRH 2010 U.K. Sharesave Plan:

For	55,910,551
Against	326,286
Abstain	308,697
Broker Non-Votes	2,228,565

(iii)          Amendment of TRH 2007 Executive Bonus Plan:

For	57,514,021
Against	940,565
Abstain	319,513

(iv)          Ratification of PricewaterhouseCoopers LLP:

For	58,417,172
Against	351,883
Abstain	5,044

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSATLANTIC HOLDINGS, INC.
(Registrant)

Date: May 24, 2010
	By	/s/ GARY A. SCHWARTZ

		Name:	Gary A. Schwartz
		Title:	Senior Vice President and General Counsel